UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 13, 2012

Date of Report (Date of earliest event reported)

WEST SUBURBAN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Illinois	0-17609	36-3452469
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

711 South Meyers Road

Lombard, Illinois  60148

(Address of principal executive offices, zip code)

(630) 652-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 13, 2012, West Suburban Bancorp, Inc. (the “Company”) filed a Form 15 with the Securities and Exchange Commission to deregister the Company’s common stock under Section 12(g)(4) of the Securities Exchange Act of 1934, as amended by the Jumpstart Our Business Startups Act (as amended, the “Exchange Act”).  The Section 12(g) deregistration will become effective in 90 days, or such shorter period as determined by the Securities and Exchange Commission.  Based on the filing date of the Form 15, the Company does not expect to have any further reporting obligations under the Exchange Act after October 11, 2012.  Until the Section 12(g) deregistration is effective, the Company will continue to file all reports as required by the Exchange Act Sections 13(a), 14, and 16.  The Company expects the deregistration to provide substantial cost savings in the form of reduced audit, legal and filing expenses and other costs related to complying with the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST SUBURBAN BANCORP, INC.

Date: July 13, 2012	By:	/s/ Duane G. Debs
DUANE G. DEBS
PRESIDENT AND CHIEF FINANCIAL OFFICER